Exhibit 10.6.2

WARRANTS PURCHASE AGREEMENT

THIS WARRANTS PURCHASE AGREEMENT, dated as of [●], 2021 (this “Agreement”), is entered into by and between Revelstone Capital Acquisition Corp., a Delaware corporation (the “Company”), and certain affiliates of Roth Capital Partners, LLC, as set forth in Schedule I hereto (each, a “Purchasers” and together, the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one-half of one redeemable warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Purchasers now wish to purchase an aggregate of 750,000 warrants (the “Warrants”), each Warrant entitling the holder thereof to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Warrants.

A. Authorization of the Warrants. The Company has duly authorized the issuance and sale of the Warrants to the Purchasers.

B. Purchase and Sale of the Warrants.

(i) On the date of the consummation of the Public Offering or on such earlier date as may be mutually agreed upon by the Purchasers and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 750,000 Warrants at a price of $1.00 per Warrant for an aggregate purchase price of $750,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company at least one business day prior to the Initial Closing Date in accordance with the Company’s wiring instructions. On the Initial Closing Date, following the payment by the Purchasers of the Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Warrants purchased on such date duly registered in each of the Purchaser’s names to the Purchasers, or effect such delivery in book-entry form.

C. Terms of the Warrants.

(i) The Warrants are substantially identical to the warrants underlying the units to be offered in the Public Offering except that (a) the Warrants (including the underlying Shares issuable upon exercise of the Warrants) will not, except in limited circumstances, be transferable or salable until 30 days after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by the Purchasers or their permitted transferees, and (b) the Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a) and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired and (c) each Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(ii) On or prior to the Closing Date, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to, among other things, the Warrants and the Shares underlying the Warrants.

(iii) The Purchasers acknowledge and agree that the Warrants and underlying Shares will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will be subject to lock-up immediately following the commencement of sales of the IPO. Pursuant to FINRA Rule 5110(e)(1), the Warrants and the underlying Shares may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person during the 180 day period following the commencement of sales of the Public Offering except to any underwriter or selected dealer participating in the Public Offering and the officers or partners, registered persons or affiliates of the undersigned and of any such participating underwriter or selected dealer participating in the Public Offering except as permitted by FINRA Rule 5110(e)(2)(B). Additionally, to comply with FINRA Rule 5110(g)(8), the Warrants may not be exercised more than five years from the commencement of sales of the Public Offering. The Purchasers are only entitled to one demand registration right at the issuer's expense and shall not have the right to exercise such demand registration right more than five years from the commencement of sales of the public offering. To the extent the Purchasers are entitled to piggyback registration rights, such rights may not be exercised more than seven years from the commencement of sales of the public offering.

(iv) The obligation of the Purchasers to purchase and pay for the Warrants as provided herein shall be subject to the satisfaction of the conditions set forth in Section 5 of the Underwriting Agreement, dated the date thereof, by and between the Company, BofA Securities, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named therein (the “Underwriting Agreement”).

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Warrants have been duly authorized by the Company as of the Initial Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii) The execution and delivery by the Company of this Agreement and the Warrants, the issuance and sale of the Warrants, the issuance of the Shares upon exercise of the Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation of the Company or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Warrants and the Shares issuable upon exercise of such Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Warrants to the Purchasers, the Purchasers hereby represent and warrant to the Company (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Requisite Authority. The Purchasers possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchasers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchasers does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchasers of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchasers are subject.

C. Investment Representations.

(i) The Purchasers are acquiring the Warrants and, upon exercise of the Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchasers’ own accounts, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchasers are “accredited investors” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchasers have not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchasers understand that the Securities are being offered and will be sold to them in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchasers’ compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire such Securities.

(iv) The Purchasers’ decision to enter into this Agreement was not the result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchasers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchasers. The Purchasers have been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchasers understand that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchasers nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchasers understand that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchasers understand that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchasers have such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchasers have adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchasers can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchasers.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after December 31, 2021 upon the election by either the Company or the Purchasers upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

REVELSTONE CAPITAL ACQUISITION CORP.

By:
Name:
Title:

Purchasers:

BYRON ROTH LLC

By:
Name: Byron Roth
Title:

CR FINANCIAL HOLDINGS, INC.

By:
Name: Gerald Mars
Title: CFO

AMG TRUST ESTABLISHED JANUARY 23, 2007

By:
Name: Aaron Gurewitz
Title: Trustee

MORRISON HOTEL TRUST DATED AUGUST 13, 2013

By:
Name: Paul Zaffaroni
Title: Trustee

(continues on next page)

THE FRANK REVOCABLE LIVING TRUST, DATED AUGUST 5, 2016

By:
Name: Jacob Frank
Title: Trustee

[Signature Page to Warrants Purchase Agreement]

Schedule I

Affiliates of Roth Capital Partners, LLC Receiving Warrants

Transferee	Number of Warrants	Purchase Price
CR Financial Holdings, Inc.	517,500	$517,500
AMG Trust established January 23, 2007	56,250	$56,250
Morrison Hotel Trust dated August 13, 2013	25,000	$25,000
The Frank Revocable Living Trust, dated August 5, 2016	20,000	$20,000
Byron Roth LLC	131,250	$131,250
Total	750,000	$750,000